UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, DC  20549


                               FORM 8-K

                            CURRENT REPORT
                PURSUANT TO SECTION 13 OR 15 (d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  August 31, 1994


                  SOUTHEASTERN PUBLIC SERVICE COMPANY
            ----------------------------------------------
        (Exact name of registrant as specified in its charter)


       DELAWARE                 1-4351             13-5534018
    --------------           -----------        ------------------
   (State or other           (Commission        (I.R.S. Employer
    jurisdiction of           File No.)         Identification No.)
    incorporation of
    organization)


           2001 Northwest 107th Avenue
                Miami, FL                                33172
      -------------------------------------           -------------
      (Address of principal executive office)           (Zip code)


Registrant's telephone number, including area code:  (305) 593-6565




            -----------------------------------------------
                  (Former name or former address, if
                      changed since last report)












Item 5.    Other Events.

      On August 31, 1994, Southeastern Gas Company, a wholly-owned subsidiary of the Registrant, completed the sale of its oil and gas business (other than the assets and the business of Houston Oil and Gas, Inc.) to Eastern States Oil & Gas, Inc. for $17 million in cash, subject to certain post-closing adjustments. A copy of the press releases and the definitive purchase agreement with respect to the sale are being filed herewith as exhibits and are incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and
Exhibits.

      (c)  Exhibits

      2.1 Purchase and Sale Agreement, dated as of August 5, 1994, between Southeastern Gas Company and Eastern States Oil & Gas, Inc.
      99.1 Press release dated August 22, 1994
      99.2 Press release dated August 31, 1994

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SOUTHEASTERN PUBLIC SERVICE COMPANY




Date:  September 12, 1994       By: Joseph A. Levato
                                    Joseph A. Levato
                                    Executive Vice President and
                                    Chief Financial Officer
PAGE

                             Exhibit Index


Exhibit
No.             Description                           Page No.
- --------        ------------                          --------

2.1        Purchase and Sale Agreement, dated         4
           as of August 5, 1994, between
           Southeastern Gas Company and Eastern
           States Oil & Gas, Inc.  (the exhibits
           to the Purchase and Sale Agreement,
           which primarily set forth the specific
           assets being transferred pursuant thereto, are not included herewith because the exhibits do not contain information which is material to an investment decision and which is not otherwise disclosed in the Purchase and Sale Agreement. The Registrant will furnish supplementally a copy of any omitted exhibit to the Commission upon request)


99.1       Press release dated August 22, 1994        41

99.2       Press release dated August 31, 1994        43


PAGE

                                                  EXHIBIT 2.1


                      PURCHASE AND SALE AGREEMENT


      THIS AGREEMENT, dated as of August 5, 1994, is between Southeastern Gas Company, a Delaware corporation, hereinafter referred to as "Seller", with offices at 505 Capital Street, Charleston, West Virginia 25301, and Eastern States Oil & Gas,
Inc., a Virginia corporation, hereinafter referred to as "Buyer", with offices at 333 North Fairfax Street, Suite 300, Alexandria, Virginia 22314. Seller and Buyer are sometimes referred to jointly as "parties" and singularly as "party".
      Seller desires to sell and Buyer desires to purchase all of the Seller's assets and property, including but not limited to the assets and properties described on the exhibits and that described below in subparagraphs 1 through 7 inclusive but excluding that described in subparagraph 8, subject to the terms and conditions hereinafter set forth and subject to the reservations set out below:
      1) All of Seller's right, title and interest in and to the oil and gas wells, whether producing, operating, shut-in, temporarily abandoned, abandoned, presently being used for injection or disposal of water, standing or otherwise, described on but not limited to Exhibit A attached hereto (the "Wells"), together with the oil and gas leases upon which the Wells are located (the "Well Sites"), together with tangible personal property located upon the Well Sites and sales or flow lines used to gather and market oil or gas produced from the Wells;

      2) All of Seller's rights, title and interests, and working interests, overriding royalty interest and any other similar interest in and to the oil and gas leases described on but not limited to Exhibit B attached hereto together with any amendments, extensions, modifications, consolidations or unitizations thereof or any other contractual rights pertaining thereto and any leases or lease rights unitized therewith in which Seller owns an interest or has contractual rights (the "Leases") including the Well Sites and the undeveloped acreage (the "Undeveloped Acreage").

      3) The natural gas gathering/pipeline systems described on but not limited to Exhibit C attached hereto, and all equipment and facilities connected to the pipeline systems and necessary to operate the pipeline systems and all gas located in the pipeline (the "Pipeline").

      4) The surface leases, rights-of-way, licenses, easements, contractual rights for boring and federal, state, county and/or township permits and licenses for or related to the Pipeline or to any sales or flow lines relating to the Wells, as described on but not limited to Exhibit C attached hereto, together with all materials owned or used by Seller in connection with the Pipeline which are located on the easements, rights of way and licenses, and all of Seller's rights, without reservation, to use, maintain and operate any portion of the Pipeline and all contractual rights relating to or connected with the Pipeline or operation of the Pipeline (the "Easements").

      5) Fee simple title in and to the real estate described on Exhibit D attached hereto (the "Fee Property").

      6) The oil and gas sales and purchase contracts, transportation agreements, farmouts, joint operating agreements and participation agreements and any other contracts listed on Exhibit E attached hereto (the "Contracts") and all contracts, records, maps, files, technical data including but not limited to well files, logs, plats, permits, drilling and completion reports, studies and reports of a geologic or technical nature, cores, cuttings, seismic data, geologic maps, land/lease maps, land/lease records relating to any of the foregoing.

      7) All equipment and supplies (field and office), machinery, inventory, vehicles, tools, swabbing units, radio and telephone systems, computers and computer equipment, warehouses, storage buildings that are related to the operation and maintenance of the Wells, Leases, Pipeline and other property, as described on but not limited to Exhibit F attached hereto (the "Equipment").

      8) Specifically excluded from the Assets are: i) all of the assets and business of Houston Oil and Gas, Inc.; ii) any breach of contract or other claim or lawsuit or offset related to the Columbia Gas Transmission Corporation bankruptcy proceeding; iii) cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents owned by Seller as of the Effective Date (as defined below); iv) all accounts receivable arising before the Effective Date; v) life insurance policies of directors, officers and other employees of Seller and other insurance policies relating to the operation of Seller's business except entitlement to insurance proceeds arising after the Effective Date;
           vi) all refunds and credits, if any, of taxes due to Seller as of the Effective Date; vii) the minute books, stock transfer books and corporate seals of the Seller; and viii) Seller's rights under this Agreement.

All of the aforesaid property and rights are hereinafter called the "Assets".
      THEREFORE, in consideration of the above and of the covenants and agreements herein contained, Seller and Buyer agree as follows:
      1. Sale and Purchase. Subject to and upon all of the terms and conditions hereinafter set forth at the Closing (as defined below), Seller shall sell, transfer, assign, convey and deliver the Assets to Buyer, and Buyer shall purchase, receive, pay for, accept and assume all duties and obligations of Seller with respect to the Assets from Seller, effective as of 12:01 a.m. EST, July 1, 1994 (the "Effective Date"). Seller shall be entitled to all production, proceeds of production and other proceeds attributable to periods of time prior to the Effective Date.
      2. Sale Price/Deposit. The sale price for the Assets shall be seventeen million dollars ($17,000,000) ("Sale Price"), with price adjustments, if any, to be made pursuant to Paragraph 13, Post-Closing Adjustments, to reflect the expenses and revenues attributable to the operations of the Assets from the Effective
Date until Closing.  The parties acknowledge that approximately
$3.1 million of said Sale Price is allocated to Undeveloped
Acreage. Upon execution of this Agreement, Buyer shall pay to Seller by wire transfer in immediately available funds five hundred thousand dollars ($500,000) as a performance deposit ("Deposit"). Said Deposit shall be credited toward the Sale Price at Closing.
      3. Seller's Representations. Seller represents and warrants to Buyer as to the Assets owned by Seller that:
           (a) Organization. Seller is a duly organized corporation validly existing and in good standing under the laws of the state of Delaware, is duly qualified to carry on business in the state(s) in which the Assets are located, and has full power and corporate authority to enter into and perform this Agreement according to its terms.
           (b) Authorization. Seller's execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions and will not violate or conflict with any agreement, law, rule, regulation, order, charter, or other instrument governing either Seller's organization, management, business affairs or instrument to which Seller is a party or is bound. This Agreement constitutes Seller's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
      (c) Taxes. As of the date of Closing, to Seller's knowledge, Seller has paid in full all taxes, assessments and other charges assessed or imposed on the Assets by any local, state, tribal or federal taxing authority, other than income or sales taxes, except those that are not yet due and payable.
      (d) Litigation. To Seller's knowledge, with the exception of: i) disputes related to the New River Company lease, the Raymond City lease; ii) claims made by Waco Oil & Gas Co., Inc. related to the transaction contemplated hereby; iii) claims related to any possible condemnation relating to the construction of a new sanitary landfill by the City of Huntington; and iv) claims related to breach of contract associated with the Columbia Gas Transmission Corporation bankruptcy proceeding ("Columbia"), there is no pending proceeding, action, suit, claim or investigation threatened in writing before any federal, tribal, state or other governmental court, department, board, agency or other instrumentality or any arbitrator, board of arbitration or similar entity involving Seller or the Assets. Except for the Orders of the West Virginia Public Service Commission in and pertaining to Case Nos. 3462, 9508, 9492, 9493, 9506 and the obligations imposed upon Seller thereunder and by Section 278.485, Kentucky Revised Statutes, and the regulations and orders promulgated thereunder, including Case Nos. 91 and 342 of the Public Service Commission of Kentucky, there are no orders, writs, judgments, stipulations, injunctions, decrees, determinations, awards or other decisions of any court, arbitrator or governmental authority outstanding against Seller or the Assets that have or could have, individually or in the aggregate, any material adverse effect on the ownership or value of the Assets.
Any assets or liabilities which accrue at the conclusion of the Columbia proceeding as well as the costs associated with the pursuit of this claim will be retained by Seller.
      (e) Title Defects. Other than with respect to claimed defects related to the New River Company lease and the Raymond City lease, Seller is the owner of the Assets specified on Exhibits A, B, C, D, E and F free and clear of all Title Defects. As used in this Agreement, "Title Defect" shall mean claims, defects in title, liens or encumbrances, excluding liens for taxes, the payment of which is not yet due and payable, but including liens for taxes the payment of which was due before the date hereof.
      (f) Preferential Rights. To Seller's knowledge, the Assets are not encumbered by any preferential rights.
      (g) Governmental Licenses. To Seller's knowledge, the operation of the Assets at Closing will be in material compliance with governmental licenses, permits, certificates, orders, approvals and authorizations necessary for the operation of the Assets. For purposes of this subparagraph, to be deemed "material" a noncompliance must have an adverse effect on the Assets of at least $25,000.
      4. Buyer's Representations. Buyer represents and warrants to Seller that:
           (a) Organization. Buyer is a duly organized corporation validly existing and in good standing under the laws of the Commonwealth of Virginia and has full power and authority to enter into and perform this Agreement according to its terms.
           (b) Authorization. Buyer's execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate actions and will not conflict with or violate any agreement, law, rule, regulation, order, charter or other instrument governing Buyer's organization, management, business affairs or instrument to which Buyer is a party or is bound. This Agreement constitutes Buyer's legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
           (c) Condition of the Assets. SUBJECT TO ALL THE TERMS AND CONDITIONS OF THIS AGREEMENT, BUYER AGREES TO PURCHASE THE ASSETS AS IS, WHERE IS, WITHOUT ANY KIND OF WARRANTY OR REPRESENTATION AS TO THE MERCHANTABILITY OF SAME OR ITS FITNESS FOR ANY PARTICULAR PURPOSE OR ANY OTHER REPRESENTATION OR WARRANTY
OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES OF SELLER CONTAINED IN THIS AGREEMENT.
      5.   Escrow Amount.
           (a) Seller shall hold $750,000 of the Sale Price in escrow (the "Escrow Amount") for purposes, but not by way of limitation, of indemnifying the Buyer to the extent and as set forth in Paragraph 10 below. The Escrow Amount shall be maintained at a bank mutually acceptable to Buyer and Seller and subject to an escrow agreement consistent with the terms set forth on Exhibit G hereto (the "Escrow Terms"). For purposes of this Agreement, the "Escrow Agreement" shall mean an agreement, in form satisfactory to Buyer, Seller and the escrow agent named therein, which provides for the establishment of the Escrow Amount and contains the Escrow Terms. On the date thirty (30) days after the first anniversary of the Closing date, the Escrow Amount shall be reduced to five hundred thousand dollars ($500,000), and $250,000 plus all accrued interest on the entire Escrow Amount shall be released from escrow to Seller by wire transfer in immediately available funds unless within thirty (30) days after such first anniversary date Seller shall have received written proof from Buyer evidencing claims or expenditures in excess of $500,000 to remediate, defend against or correct matters which would otherwise be a basis of a Claim (as defined in Paragraph 10 below).
           (b) In the event Buyer asserts a Title Defect, and, pursuant to Paragraph 10, Seller is required to indemnify Buyer but fails to do so within thirty (30) days after Seller's receipt of Buyer's Claim relating to such Title Defect, Buyer shall have the option of delivering a notice to Seller for Seller's execution, which notice requests a withdrawal of the required amount from the Escrow Amount in accordance with and pursuant to the Escrow Agreement. In the event Seller disputes all or any portion of Buyer's Claim relating to such Title Defect, Seller shall the right not to execute such notice and shall notify Buyer of such dispute.
      6.   Information and Access.
           (a) Buyer and its authorized representatives, shall have at their sole risk, cost and expense, at any reasonable time(s) before Closing, and so long as Buyer and its authorized representatives do not interfere with the normal course of operation of the Seller: i) physical access to the Leases, Fee Property, Undeveloped Acreage, Contracts, Pipeline, Wells and Equipment included in the Assets that Seller presently operates;
and ii) access, with copying privileges, to all raw geological, production, engineering and other records, and to all contract, land, title and lease records, to the extent such data and records are in Seller's possession and relate to the Assets. In the event that Closing does not occur for any reason, Buyer will return all documents, including all copies and extracts thereof, to Seller immediately upon Seller's request thereof and all information that had been delivered to Buyer or to which Buyer was given access shall be deemed confidential and will be treated as such by Buyer in accordance with the Confidentiality Agreement executed by the Parties and dated May 25, 1994.
           (b) After Closing, Buyer shall grant to Seller and Seller's authorized representatives, reasonable access to all relevant books and records of Buyer for the purpose of closing out the Seller's books and accounts, closing up the Seller's business, and responding to and otherwise dealing with all Claims, so long as Seller (or its representatives) do not interfere with the normal course of operation of the Buyer.
      7. Conditions of Closing by Buyer. The obligation of Buyer to close is subject to the satisfaction of the following conditions:
           (a) Buyer shall have had reasonable access during normal business hours to all data and records obligated to be provided to Buyer, so long as Buyer and its authorized representatives do not interfere with the normal course of operation of the Seller.
           (b) All representations of the Seller contained in this Agreement shall be true, correct, and not misleading in any material respect, and Seller shall have performed and satisfied all agreements and covenants in all material respects required by this Agreement to be performed and satisfied by Seller. For purposes of this subparagraph, for a misrepresentation or non-performance of any agreement or covenant to be "material" its effect on the Assets must be in excess of two hundred thousand dollars ($200,000). This definition of material shall only apply to this subsection 7(b) and shall have no effect on any other paragraph in this Agreement.
           (c) Buyer shall have received a written opinion from Kay, Casto, Chaney, Love & Wise, counsel to Seller, dated the Closing date, addressed to Buyer, confirming that as of the Closing date Seller has obtained Federal Energy Regulatory Commission and Environmental Protection Agency, state and local governmental and regulatory approvals, if any, necessary for the operation of the Assets in their current manner and for the transactions contemplated hereby. It is understood and agreed by the parties hereto that the transfer to Buyer of Seller's permits as permittee/operator of the Assets will not have occurred as of the Closing date and that Seller and Buyer will cooperate with each other after the Closing date to transfer all relevant permits.
           (d) Seller shall have duly executed and delivered the Escrow Agreement.
      8. Conditions of Closing by Seller. The obligation of Seller to close is subject to the satisfaction of the following conditions:
           (a) All representations and warranties of Buyer contained in this Agreement shall be true, correct, and not misleading in any material respect, and Buyer shall have performed and satisfied all agreements and covenants in all material respects required by this Agreement to be performed and satisfied by Buyer. For purposes of this subparagraph, for a misrepresentation or non-performance of any agreement or covenant to be "material" its effect on the Assets must be in excess of two hundred thousand dollars ($200,000).
           (b) Buyer shall have sufficient funds to pay the Sale Price in the manner set forth at Paragraph 9.
           (c) Buyer shall have delivered to Seller a certificate, executed by a senior officer of Buyer, dated the Closing date, certifying: i) as to the fulfillment of the conditions specified in Paragraphs 8(a) and 8(b); and ii) that Buyer has obtained all federal, state and local governmental and regulatory approvals necessary, if any, in connection with the transactions contemplated hereby.
           (d) Buyer shall have duly executed and delivered the Escrow Agreement.
      9.   Closing.
           (a) Closing shall occur on or before August 31, 1994 provided that all Conditions of Closing have been satisfied or waived. Closing shall occur at 10:00 a.m., EST at the offices of Buyer at 333 North Fairfax Street, Suite 300, Alexandria, Virginia 22314, or at such other time and place as Seller and Buyer may mutually agree in writing (the "Closing").
           (b) At Closing, with regard to the Leases, Wells, Equipment, Pipelines and Contracts, Seller shall execute, acknowledge and deliver (i) an Assignment and Bill of Sale pursuant to which Seller transfers and assigns the Assets other than the Fee Property to Buyer and Buyer accepts and assumes the Assets and covenants and undertakes to comply with all of the Seller's obligations under or in any way related to the Assets, including, without limitation, the Leases and (ii) such other conveyance documents as may be reasonably requested by Buyer. At Closing, with regard to the Fee Property, Seller shall execute and deliver deeds pursuant to which Seller transfers and assigns the Fee Property to Buyer, and Buyer accepts and assumes the Fee Property and covenants and undertakes to comply with all of the Seller's obligations under or in any way related to the Fee Property.
           (c) At Closing, Buyer shall deliver to Seller by wire transfer in immediately available funds the total Sale Price minus the Deposit.
           (d) As soon as reasonably practical after Closing, Buyer and Seller shall execute all necessary forms to be filed with all federal, state and local governments concerning the change of ownership or operatorship of the Assets and reasonably necessary to effect (i) the transfer of all permits relating to the Assets and
(ii) the release of all Seller's bonds pertaining to the Assets, and Seller shall submit same for filing to such agencies at Buyer's expense and Buyer shall deliver to Seller evidence of any appropriate plugging bonds, surety letters, or letter of credit acceptable to such authorities to authorize Buyer's right to conduct operations, if applicable.
      10.  Assumption of Liabilities and Indemnities.
           (a) As used in this Agreement, "Claims" shall mean all claims, demands, causes of action (including but not limited to personal injury, wrongful death, unfair labor practices and environmental matters), liabilities, damages, penalties and judgments of any kind or character and all costs and fees in connection therewith, including without limitation reasonable fees and expenses of attorneys, technical experts and expert witnesses; it is understood that Claims shall include claims based upon or arising out of Title Defects.
           (b) Subject to this Paragraph 10, each party hereto shall indemnify, defend, and hold the other party harmless from and against any and all Claims resulting from any nonperformance, inaccuracy or breach of any of their respective representations or warranties or agreements, or the nonfulfillment of any of their respective obligations or covenants contained in this Agreement or any document delivered pursuant to this Agreement.
           (c) Subject to this Paragraph 10, Buyer shall indemnify, defend and hold Seller harmless from and against any and all Claims relating to or resulting from Buyer's operation or ownership of the Assets after the Closing date or any breach by Buyer of the Escrow Agreement.
           (d) Subject to this Paragraph 10, Seller shall indemnify, defend and hold Buyer harmless from and against any and all Claims relating to or resulting from Seller's operation or ownership of the Assets before the Closing date, or any breach by Seller of the Escrow Agreement.
           (e) In the event of that a Title Defect to a Fee Property, a Well or a Lease other than the New River Company lease and the Raymond City lease is discovered and notice thereof is delivered to Seller on or prior to the first anniversary of the Closing date, and the Claim arising from such Title Defect is not covered by insurance to the extent proceeds of such insurance are actually received by Buyer; and singularly or in the aggregate exceeds $200,000 (after the application of all insurance proceeds), Seller shall indemnify the Buyer against such Title Defect(s), subject to this Paragraph 10(e) and notwithstanding the Indemnification Deductible provided for in subparagraph (f) below. Seller shall have the opportunity to cure the Title Defect(s) within thirty (30) days after written notice from Buyer advising Seller of the nature of and details about the Title Defect(s). In the event Seller cannot or elects not to cure the Title Defect(s) within the thirty day cure period, Seller shall indemnify Buyer and hold Buyer harmless for Buyer's Claim arising from the Title
Defect, which Claim the parties hereto agree shall be equal to the excess of (1) the dollar value allocated to such Well, Lease or Fee Property as identified on Exhibits A, B and D respectively over
(2) the sum of $200,000 and all insurance proceeds actually received by Buyer; provided, however, in the event such Title
Defect is a partial Title Defect to a Lease other than the New
River Company lease and the Raymond City lease, Buyer's Claim arising from such partial Title Defect shall be an amount equal to the excess of (1) the product of (A) the value allocated to such Lease or Fee Property as identified on Exhibits B and D respectively, and (B) an amount, expressed as a fraction, which represents the degree of the partial Title Defect, as mutually agreed to by the parties hereto over (2) the sum of $200,000 and all insurance proceeds actually received by Buyer. It being understood that if a Title Defect is covered by insurance, to the extent proceeds of such insurance are actually received by Buyer, or such a Title Defect or Defects is/are less than or equal to, singularly or in the aggregate, $200,000 (after the application of all insurance proceeds), then i) the Sale Price shall not be adjusted or otherwise affected in any way, ii) such Title Defect(s) shall be the sole responsibility of Buyer, and iii) Seller shall not be obligated to indemnify Buyer for any such Title Defect(s).
No assertion of a Title Defect shall be made by Buyer, and Seller shall not be obligated to indemnify Buyer hereunder, with respect to the New River Company lease or the Raymond City lease.
           (f) Subject only to subparagraph (e) above: i) Seller shall have no indemnification obligation with respect to any Claims asserted by Buyer which are covered by insurance, to the extent proceeds of such insurance are actually received by Buyer, ii) Seller shall not be obligated to indemnify Buyer for any Claims unless and until the aggregate amount of all Claims exceeds
$750,000 (the "Indemnification Deductible"), whereupon Seller shall only be obligated to pay all amounts for indemnification in excess of the Indemnification Deductible. It is agreed and understood that costs actually incurred by Buyer to remediate or defend against or correct A) Seller's noncompliance with Governmental Licenses as described in Paragraph 3(g) which are less than $25,000 shall nevertheless be counted toward this Indemnification
Deductible amount up to an aggregate of $25,000 and B) Title Defect(s) which is/are not covered by insurance and which is/are, singularly or in the aggregate, less than or equal to $200,000 (after the application of all insurance proceeds) shall be counted toward the Indemnification Deductible up to an aggregate of $200,000.
           (g) Buyer's Claim(s), including Claims resulting from or arising out of Title Defects, for indemnification must be presented to the Seller in writing: i) not later than one (1) year after the date of Closing for Claim(s) identified by the Buyer's investigation; and ii) not later than two (2) years after the date of Closing for Claims(s) brought or initiated by third-parties. Buyer's right to indemnity hereunder for any Claim or Title Defect
i) identified by the Buyer's investigation shall terminate on the first anniversary of the Closing date, and ii) related to Claims or Title Defects brought or initiated by third-parties shall terminate on the second anniversary of the Closing date
           (h) Notwithstanding anything herein to the contrary, Seller's obligation to indemnify Buyer for all Claims (including Claims for Title Defects), shall not exceed the Net Sale Price (as herein defined) in the aggregate. "Net Sale Price" shall mean the excess of the Sale Price over all sums and monies paid by Seller to Buyer pursuant to Paragraph 10 hereof. In the event that Seller's obligation to indemnify Buyer would, but for the provisions of the immediately preceding sentence, exceed the Net Sale Price, Seller shall reimburse Buyer for Buyer's Claim(s) up to the Net Sale Price and Buyer may, at its option, re-assign to Seller all of the Assets previously assigned to Buyer.
           (i) Buyer agrees to give to the Seller prompt written notice of any proceeding brought, threatened, asserted or commenced against Buyer to which the indemnification provided in this Agreement relates and agrees further not to make any admission or effect any settlement with respect to such proceeding without the prior written consent of the Seller. If any proceeding shall be brought, threatened, asserted, or commenced against Buyer to which the indemnification provided in this Agreement relates, the Seller shall have the right at its own expense to undertake the defense of any such proceeding by written notice given to Buyer at any time before the final disposition thereof and the Seller shall further have the right in its sole discretion to settle any such proceeding by the payment of damages to the complainant.
           (j) Seller agrees to indemnify, defend and hold Buyer harmless from and against any and all Claims resulting from any claim made by Waco Oil & Gas Co., Inc. ("Waco") related to the transactions contemplated hereby. It is expressly understood that Seller's obligation under this subparagraph (j) are not subject to the Indemnification Deductible but shall be subject to all other provisions of this Paragraph 10.
                Seller's obligations under this subparagraph (j) shall be guaranteed by Southeastern Public Service Company ("SEPSCO"), the Seller's parent company, which guaranty shall (x) be evidenced by a guaranty agreement in form and substance satisfactory to Buyer, Seller and SEPSCO, and (y) provide that the guaranty and SEPSCO's obligations thereunder shall terminate on the earlier of (1) the six month anniversary of the Closing date if Waco does not deliver to Seller any written notice of a Claim by Waco related to the transactions contemplated hereby prior to such six month anniversary date, and (2) the date on which Seller's indemnification obligation for such Claim by Waco terminates as provided for in Paragraph 10(g).
           (k) In the event Buyer asserts a Claim and Seller is required to indemnify Buyer as provided in this Paragraph 10, Seller agrees to make such indemnification payment to Buyer within thirty (30) days after Seller's receipt of Buyer's Claim(s).
      11.  Interim Operations.
           (a) During the period from the execution date of this Agreement through and including the date of Closing ("Interim Period"), without the prior written consent of Buyer, Seller will not: i) cause the Assets to be developed, maintained or operated in a manner substantially inconsistent with prior operations; ii) abandon any part of the Assets (other than in the ordinary course of business); iii) commence any operations on any one or more of the Wells, Leases or Undeveloped Acreage, except emergency operations, operations required under presently existing contractual obligations and on-going commitments; iv) drill any wells; or v) convey or dispose of any part of the Assets (other than hydrocarbons produced from the Assets in the regular course of business). Further, Seller shall maintain all insurance now in effect covering the Assets and will pay or cause to be paid all costs and expenses in connection with the Assets during the Interim Period, however, such payments made for costs and expenses incurred subsequent to the Effective Date shall be for the benefit of Buyer, and Seller shall be reimbursed such amounts pursuant to Paragraph 13, Post-Closing Adjustments.
           (b) During the Interim Period, Seller shall not make any single expenditure related to the Assets which exceeds $6,000, or multiple expenditures which in the aggregate exceed $20,000 without first receiving prior written consent of the Buyer, which consent shall not be unreasonably withheld. Expenditures related to the remediation of compressor sites are exempt from this consent requirement; however, such compressor site expenditures shall be consistent with the expenditure level cited in the studies prepared by Seller's consultants.
           (c) Seller and Buyer shall promptly notify each other of any event, circumstance, claim or other matter that could be considered as a title defect under Paragraph 3(e)(i.e., liens or encumbrances, other than liens for taxes the payment of which is not yet due and payable) or environmental violation, of which Seller or Buyer, as the case may be, become aware between the date of this Agreement and the date of Closing.
           (d) During the Interim Period, Buyer and Seller shall cooperate fully with each other to obtain all federal, state and local governmental and regulatory approval necessary in connection with the transactions contemplated hereby. During and after the Interim Period, Buyer and Seller shall cooperate fully in obtaining, preparing, completing and filing all applications, forms, bonds and such other items as may be necessary to obtain the transfer of all existing permits from Seller to Buyer and to obtain a release of all Seller's bonds pertaining to the Assets and operations associated therewith.
      12. Taxes. The Sale Price provided for hereunder is inclusive of any sales taxes or other taxes in connection with the sale of Assets pursuant to this Agreement. Seller shall pay any and all sales tax related to the sale of the Assets.
         All taxes (other than ad valorem and income taxes) which are imposed on or with respect to the production of oil, natural gas or other hydrocarbons or minerals or the receipt of proceeds therefrom (including but not limited to severance, production, excise and windfall profit taxes) shall be apportioned between the parties based upon the respective shares of production taken by the parties. Payment or withholding of all such taxes which have accrued prior to the Effective Date and filing of all statements, returns and documents pertinent thereto shall be the responsibility of Seller. Payment or withholding of all such taxes which have accrued from and after the Effective Date and the filing of all statements, returns, and documents incident thereto shall be the responsibility of Buyer.
      13.  Post-Closing Adjustments.
           (a) All receipts pertaining to Gross Revenues, as hereinafter defined, received by Seller after the Effective Date, and all invoices related to Gathering and Royalties, Direct Gas Purchased, and Taxes (as those terms are defined below) from the Effective Date will accrue to Buyer's account. After Closing, any Gross Revenues received by Seller shall be promptly turned over to Buyer. If Seller has received or receives any Gross Revenues during the period from the Effective Date to Closing and shall have deposited or retained such receipts, Seller shall account for such Gross Revenues in accordance with subparagraph (c) below.
Similarly, if Seller has paid any invoices related to Gathering and Royalties, Direct Gas Purchased, or Taxes from the Effective Date through Closing, Seller will account for such payments in accordance with subparagraph (c) below and shall include documentation that such expenses have been paid.
           (b) Any and all Direct Operating Costs, General and Administrative expenses except for the salary of Marvin Boswell, Capital Expenditures, Prepaid Expenditures (as these terms are hereinafter defined) or other cash outlays related to the Assets, incurred from the Effective Date through Closing shall be for Seller's account. Buyer shall reimburse Seller for Direct
Operating Costs and General and Administrative expenses, except for the salary of Marvin Boswell, incurred from the Effective Date up to and including Closing. Prior to Closing, Seller shall provide written verification to Buyer that Direct Operating Costs and General and Administrative expenses have been paid. Seller shall continue to allocate items to the various accounts as Seller has historically done, and on a business as usual basis.
           (c) As soon as practicable after Closing, but in any event within ninety (90) days thereafter, Seller shall prepare, in accordance with this Agreement and (where applicable) in accordance with generally accepted accounting principles, a statement (the "Statement") setting forth each item of Gross Revenues, Gathering and Royalties, Direct Gas Purchased, Taxes and all other credits, debits, or payments which were incurred or received, as the case may be, from the Effective Date to Closing, and showing the calculation of the final settlement based on such Statement (the "Final Settlement").
           (d) Seller shall submit the Statement to Buyer and shall afford Buyer access to Seller's records pertaining to the computations contained in the Statement. Within thirty (30) days after receipt of the Statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Statement. The parties shall agree with respect to the amounts due pursuant to the Statement not later than fifteen (15) days after Seller's receipt of Buyer's written report. The date upon which such agreement is reached shall be herein called the "Settlement Date". In the event that (i) the Final Settlement is more than the amount previously paid to Seller, Buyer shall pay to Seller within five (5) business days after the Settlement Date in immediately available funds the amount of such difference; or (ii) the Final Settlement is less than the amount previously paid to Seller, Seller shall pay to Buyer within five (5) business days after the Settlement Date in immediately available funds the amount of such difference.
           (e) As used herein: "Gross Revenues" shall mean those items appearing on Southeastern Public Service Co./Southeastern Gas Co. Operating Report May 31, 1994 Final ("Operating Report") listed as accounts 400601 through 400650; "Gathering and Royalties" shall refer to those items listed as accounts 500360, 500365 and 600460; "Direct Gas Purchased" shall refer to those items listed as account 500025; "Taxes" shall refer to those items listed as accounts 500260, 500370, and 500505; "Direct Operating Costs" shall refer to those items listed as accounts 500030 through 500250, and 500265 through 500350, and 500373 through 500382, and 500620 through 500990; "General and Administrative" shall refer to those items listed as accounts 700076 through 700990 but shall not include the salary of Marvin Boswell; "Capital Expenditures" shall refer to those expenditures which, in the ordinary course of Seller's business, are recorded on the balance sheet of Seller in the fixed asset category, subject to Seller's normal capitalization policy; "Prepaid Expenditures" shall refer to those expenditures which, in the ordinary course of Seller's business, are recorded in the current asset category of the balance sheet of Seller.
      14.  Transition Services
           Notwithstanding anything herein to the contrary and in addition to the provisions of Paragraph 6(b), for a period of ninety (90) days after Closing, Buyer agrees to grant to Seller or its authorized representatives reasonable access to all relevant books and records relative to the Assets for the purpose of closing out the Seller's books and accounts and closing up the Seller's business, as long as Seller or its authorized representatives do not interfere with the normal operations of Buyer. Buyer agrees to provide, at Seller's expense, payroll, accounting and other data necessary for the Seller to pay or settle accounts payable bills, pursue lawsuits and claims and handle inquiries and miscellaneous tasks as needed on a best efforts basis at no cost to Buyer. In the event Seller requires any such information for purposes described herein after the ninety day period, Buyer agrees to make a reasonable effort to cooperate with Seller by providing the requested information to Seller so long as such request does not unreasonably interfere with Buyer's normal business operations. In the event Buyer incurs expenses in the course of complying with such a request from Seller, Buyer reserves the right to bill Seller a reasonable amount for direct out of pocket costs as well as for costs related to employee's salaries, provided that Buyer shall notify Seller in writing of such costs prior to Buyer incurring any costs for such employees.
      15.  Termination.
           (a) Each party to this Agreement shall use its best efforts in the performance of its obligations under this Agreement and the satisfaction of all conditions and obligations contained herein.
           (b) This Agreement may be terminated by notice in writing from the terminating party to the other party prior to Closing as follows: i) by Seller if the Conditions to Closing set forth in Paragraph 8 are not satisfied or waived on or before the Closing date; ii) by Buyer if any of the conditions set forth in Paragraph 7 are not satisfied or waived on or before the Closing date; and iii) at any time prior to Closing by the mutual written agreement of Buyer and Seller.
           (c) In the event of termination of the Agreement as provided in Paragraph 15(b) above, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except with respect to the Deposit if Paragraph
15(d), (e) or (f) is applicable, and except that nothing herein shall relieve any party from liability for any prior willful breach hereof.
           (d) Should Buyer default in a material way in representation or performance hereunder, of if the purchase and sale of the Assets is not completed as contemplated herein by reason of any breach or default or failure to proceed by Buyer after its Conditions to Closing have been satisfied or waived, the Seller shall be entitled to retain the Deposit and to pursue any and all other remedies available to Seller in equity or at law, it being understood and agreed that the rights set forth in this Paragraph 15(d) shall be cumulative.
           (e) Should Seller default in a material way in representation or performance hereunder, or if the purchase and sale of the Assets is not completed as contemplated herein by reason of any breach or default or failure to proceed by Seller after their Conditions to Closing have been satisfied or waived, the Buyer shall, along with any other legal or equitable remedy available to it and in consideration of having paid the Deposit and having lost the true value of such amount, be refunded the Deposit plus interest accruing at a rate of 7% from the date of such default or breach until the date such Deposit is refunded to Buyer, it being understood and agreed that the rights set forth in this Paragraph 15(e) shall be cumulative.
           (f) Should Closing not occur for any reason other than those set forth in subparagraphs (d) or (e) above, the Deposit shall be returned to the Buyer without interest within ten (10) days after the termination of this Agreement.
      16. Exhibits. Buyer and Seller acknowledge that Exhibits attached to this Agreement may be incomplete, and in some instances only formats, though it is the intention of the parties that the Exhibits list all of Seller's Assets. Seller agrees to prepare and deliver to Buyer any and all necessary updates to Exhibits A through F referred to herein as soon as possible but at least within five (5) days prior to Closing.
      17. Broker's Fee. Seller and Buyer each represent and warrant to the other that neither has incurred liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transactions contemplated hereby for which the other party shall have any liability whatsoever.
      18. Notices. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been fully made if actually delivered, or if mailed by registered or certified mail, postage prepaid, to the address as set forth below:

      SELLER                               BUYER
      Southeastern Gas Company
      c/o TRIARC Companies, Inc.      Eastern States Oil & Gas, Inc.
      900 Third Avenue                333 N. Fairfax Street, Suite 300
      New York, NY  10022             Alexandria, Virginia  22314
      Telephone: (212) 230-3075       Telephone: (703) 684-7787
      Facsimile: (212) 230-3023       Facsimile: (703) 836-0790
      Attention:  Eric Kogan          Attention:  Clifton A. Brown

      19. Further Assurance. After Closing each of the parties shall execute, acknowledge and deliver to the other such further instruments, and take such other actions as may be reasonably necessary to carry out the provisions of this Agreement. Buyer and Seller shall assume all responsibility for notifying the purchaser of oil and gas production from the Assets, and such other designated persons who may be responsible for disbursing payments for the purchase of such production, of the change of ownership of the Assets.
      20. Announcements. Seller and Buyer shall consult with each other with regard to all press releases and other announcements issued concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Buyer nor Seller shall issue any such press release or other publicity without the prior written consent of the other party as to the contents of such release, which consent shall not be unreasonably withheld.
      21. Entire Agreement. This Agreement may be supplemented, altered, amended, modified or revoked by writing only, signed by both parties. The headings are for guidance only and shall have no significance in the interpretations of this Agreement. This Agreement, together with the Escrow Agreement, constitutes the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements relating to such subject matter.
      22. Assignability. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by either party hereto without the prior written consent of the other party unless such assignment occurs by dissolution, merger, reorganization or sale of all of a party's assets or unless such assignment is to a wholly-owned subsidiary of Buyer and such assignee assumes and promises to perform all obligations of Buyer assigned to it.
      23. Governing Law. This Agreement and other documents delivered pursuant hereto shall be governed and construed in accordance with the laws and jurisdiction of the State of New York, including its principles of conflict of law. Any dispute related to or associated with a specific Well or other Asset will be governed in accordance with the laws in the state in which the Well or Asset is located.
      24. Fees and Expenses. All costs and expenses incurred in connection herewith and the transactions contemplated hereby shall be borne by the party incurring such cost or expense.
      25. Survival of Representations and Warranties. The representations and warranties included in this Agreement shall terminate at the Closing; any and all indemnities set forth herein shall survive for the period set forth in Paragraph 10(g).
      26. Buyer's Covenants. Buyer covenants and agrees that on and after the Closing date, Buyer shall assume and perform the duties, responsibilities and obligations imposed on Seller on or prior to the Closing date by and under the orders, statutes and regulations referenced and disclosed in the second sentence of Paragraph 3(d) hereof.
      EXECUTED as of the date first above mentioned.
SOUTHEASTERN GAS COMPANY              EASTERN STATES OIL & GAS, INC.


By: Gilbert Bieger                    By:   Stevens V. Gillespie
     -------------------------             -------------------------
      Gilbert Bieger                       Stevens V. Gillespie
      Senior Vice President                Senior Vice President
       of Operations                       Chief Financial Officer


*SOUTHEASTERN PUBLIC SERVICE COMPANY



By: Eric Kogan
    ---------------------------
Name:  Eric Kogan
Title:  Vice President-Corporate Development

*Only for purposes of Paragraph 10(j)

PAGE

                                                    Exhibit A




      Exhibit A, which is not included herein, contains a description of the Wells and Well Sites being sold by Seller to Buyer. The Registrant will furnish supplementally a copy of Exhibit A to the Commission upon request.






PAGE

                                                    Exhibit B




      Exhibit B, which is not included herein, contains a description of the Leases being transferred by Seller to Buyer.
The Registrant will furnish supplementally a copy of Exhibit B to the Commission upon request.







PAGE

                                                    Exhibit C


      Exhibit C, which is not included herein, contains a description of the Pipeline and the Easements being transferred by Seller to Buyer. The Registrant will furnish supplementally a copy of Exhibit C to the Commission upon request.






PAGE

                                                    Exhibit D


      Exhibit D, which is not included herein, contains a description of the Fee Property being sold by Seller to Buyer. The Registrant will furnish supplementally a copy of Exhibit D to the Commission upon request.








PAGE

                                                    Exhibit E




      Exhibit E, which is not included herein, contains a description of the Contracts being assigned by Seller to Buyer.
The Registrant will furnish supplementally a copy of Exhibit E to the Commission upon request.





PAGE

                                                    Exhibit F


      Exhibit F, which is not included herein, contains a description of the Equipment being sold by Seller to Buyer. The
Registrant will furnish supplementally a copy of Exhibit F to the Commission upon request.





PAGE

                                                    Exhibit G



      Exhibit G, which is not included herein, contains a description of the Escrow Terms. The Registrant will furnish supplementally a copy of Exhibit G to the Commission upon request.






PAGE

                                               Exhibit 99.1

                                                PRESS RELEASE

Contact:  Martin M. Shea                   FOR IMMEDIATE RELEASE
(212) 230-3175




Triarc Companies' SEPSCO Unit Signs
Definitive Agreement to Sell
Natural Gas and Oil Business


NEW YORK, NY -- August 22, 199 --Triarc Companies, Inc. (NYSE:
TRY)
      Triarc Companies' Southeastern Public Service Company (SEPSCO) unit announced today that its wholly-owned Natural Gas and Oil subsidiary had signed a definitive agreement to sell substantially all of its operating assets to Eastern States Oil & Gas, Inc., a wholly-owned subsidiary of The Eastern Group, Inc., for $17 million in cash, subject to certain post-closing adjustments. This sale, which is subject to certain closing conditions but not contingent on financing by Eastern States Oil
& Gas, Inc., is expected to close by the end of the month.
SEPSCO intends to sell Houston Oil and Gas, Inc. separately.
      The sale is the fifth in a series of transactions to dispose of, or discontinue, all of SEPSCO's operating businesses and assets other than SEPSCO's Public Gas subsidiary, a liquefied petroleum gas business. These sales are part of Triarc's plan to focus on its four core businesses. SEPSCO is a wholly-owned subsidiary of Triarc.
      SEPSCO's natural gas and oil businesses had sales last year of about $6 million. The Eastern Group, Inc., a vertically integrated energy company located in Alexandria, Virginia, reported revenue totalling approximately $140 million in 1994.
      A diversified company with sales in excess of $1 billion, Triarc is involved in fast food (Arby's), soft drinks (Royal
Crown Cola), textiles (Graniteville), and liquefied petroleum gas (National Propane).

PAGE

                                               Exhibit 99.2
                                                      PRESS RELEASE
Contact:   Martin M. Shea                  FOR IMMEDIATE RELEASE
(212) 230-3175

Triarc Companies' SEPSCO Unit
Completes Sale of
Natural Gas and Oil Business


NEW YORK, NY -- August 31, 1994 -- Triarc Companies, Inc. (NYSE:
RY)
      Triarc Companies' Southeastern Public Service Company (SEPSCO) unit announced today that its wholly-owned Natural Gas and Oil subsidiary has completed the sale of substantially all of its operating assets to Eastern States Oil & Gas, Inc., a wholly-owned subsidiary of The Eastern Group, Inc., for $17 million in cash.
           A diversified company with sales in excess of $1 billion, Triarc is involved in fast food (Arby's), soft drinks (Royal Crown Cola), textiles (Graniteville), and liquefied petroleum gas (National Propane).